Form N-SAR

Sub Item 77E
Legal Proceedings
333-33978, 811-09885

Legal Proceedings information is incorporated herein by reference to the Notes to Financial Statements of the Janus Adviser Series Annual Reports to Shareholders, filed on Form N-CSR on September 29, 2008; accession number 0001035704-08-000334 (File No. 333-33978).